Exhibit 8.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

August 12, 2016

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, Washington 98101

Acucela Japan KK

4-20-3 Ebisu, Shibuya-ku

Tokyo, Japan

Ladies and Gentlemen:

We have acted as counsel to Acucela Inc., a Washington corporation (“Acucela US”), Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan and to be renamed Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”) and Acucela North America Inc., a Washington corporation and a wholly-owned subsidiary of Kubota Holdings (“US Merger Co”) in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of August 9, 2016 (the “Merger Agreement”), by and among Acucela US, Kubota Holdings, and US Merger Co.

Pursuant to the Merger Agreement, Acucela US will merge with and into US Merger Co, with US Merger Co surviving (the “Redomicile Transaction”). The Redomicile Transaction and certain other matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) filed by Kubota Holdings, which includes the proxy statement/prospectus relating to the Redomicile Transaction (the “Proxy Statement/Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof, (i) that the Redomicile Transaction will be effective pursuant to the laws of the state of Washington as consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Proxy Statement/Prospectus, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the effective time of the Redomicile Transaction (the “Effective Time”) of the statements, representations and warranties made by Acucela US, Kubota Holdings and US Merger Co in the Merger Agreement and the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the officer’s certificates provided and to be provided by Acucela US, Kubota Holdings and US Merger Co, (iv) that any such statements,

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Acucela Inc. & Acucela Japan KK

August 12, 2016

representations or warranties made “to the knowledge” or based on the belief or intention of Acucela US, Kubota Holdings and US Merger Co or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification; and (v) that dissenting shares will not exceed 15% of the total shares of Acucela US common stock outstanding at the Effective Time.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein, we hereby confirm our opinions set forth in the discussions in the Proxy Statement/Prospectus under the heading “MATERIAL TAX CONSIDERATIONS—Material U.S. Federal Income Tax Consequences.”

This opinion is based on the Code, applicable Treasury regulations, administrative interpretations, and court decisions, each as in effect as of the date of the Registration Statement. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Redomicile Transaction, or that contrary positions may not be taken by the Internal Revenue Service. Moreover, in the event that any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion does not address the various state, local, or non-U.S. tax consequences that may result from the Redomicile Transaction or other transactions contemplated by the Merger Agreement and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Redomicile Transaction or other transactions contemplated by the Merger Agreement except as specifically set forth herein, including any U.S. federal non-income tax consequences of the Redomicile Transaction, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder of Acucela US common stock in light of that shareholder’s particular circumstances or to shareholders subject to special treatment under U.S. federal income tax laws, as described in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Redomicile Transaction, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI Professional Corporation